Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GigaBeam Corporation
Herndon, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130014) of GigaBeam Corporation of our report dated March 22, 2006, relating to the consolidated financial statements, which appear in this Form 10-KSB.

Bethesda, MD
April 3, 2006